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 EXHIBIT 10.22

                                  CONCEPTUS, INC.

                                   LOAN AGREEMENT
                                   --------------

     This Loan Agreement is made as of April 24, 1997 by and between Conceptus, Inc., a Delaware corporation (the "COMPANY"), and Steve Bacich ("BORROWER").

                                     RECITALS
                                     --------

     Borrower has borrowed from the Company, and the Company has lent to Borrower, an aggregate of $100,000 (the "BORROWED AMOUNT") pursuant to an unsecured promissory note in the form attached hereto as EXHIBIT A (the "NOTE") on the terms and conditions contained herein and in the Note.

                                    AGREEMENT
                                    ---------

     In consideration of the foregoing, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1. LOANING OF BORROWED AMOUNT. Borrower acknowledges that he received a wire transfer from the Company in the amount of the Borrowed Amount (the "LOAN") on April 24, 1997. Borrower agrees that the Company issued such wire transfer subject to the terms and conditions contained in this Agreement.

     2. PROMISSORY NOTE. In consideration of the Company's delivery of the Borrowed Amount, Borrower will execute the Note in the principal amount of such Borrowed Amount and bearing interest at a rate of 9.5% per annum, compounded annually from April 24, 1997, the date upon which Borrower received the Borrowed Amount.

     3. USE OF PROCEEDS. Borrower represents and warrants that the proceeds of the Loan were applied solely to the purchase of Borrower's residence at 20 Fairway Place, Half Moon Bay, CA 94109.

     4.   REPAYMENT OF LOAN.

          (a) Upon March 26 of 1998, 1999, 2000 and 2001, the first four anniversaries of Borrower's employment with the Company, Borrower shall be deemed by the Company to have repaid an amount equal to the sum of (i) 25% of the Borrowed Amount and (ii) the accrued interest thereon.

          (b) Upon termination of Borrower's employment with the Company with or without Cause (as defined in Paragraph 4(c)), any amount of the Loan, including accrued interest, not deemed repaid pursuant to Paragraph 4(a) shall be repaid immediately by Borrower; provided, however, if Borrower's employment with the Company is Involuntarily Terminated (as




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defined in Paragraph 4(c)) other than for Cause in connection with a Change of Control (as defined in Paragraph 4(c)), then any amount of the Loan, including accrued interest, not deemed repaid pursuant to Paragraph 4(a) shall be deemed repaid by Borrower in full as of the date of such termination.

          (c) The following terms used in Paragraph 4(b) above shall have the following meanings:

               (i) CHANGE OF CONTROL. "Change of Control" shall mean the occurrence of any of the following events:

                    (1) OWNERSHIP. Any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under such act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company's then outstanding voting securities WITHOUT the approval of the Board of Directors of the Company; or

                    (2) MERGER/SALE OF ASSETS. A merger or consolidation of the Company whether or not approved by the Board of Directors of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                    (3) CHANGE IN BOARD COMPOSITION. A change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of May 13, 1997 or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

               (ii) CAUSE. "Cause" shall mean (i) gross negligence or willful misconduct in the performance of Borrower's duties to the Company where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company or its subsidiaries; (ii) repeated unexplained or unjustified absence from the Company; (iii) a material and willful violation of any federal or state law;
(iv) commission of any act of fraud with respect to the Company; or (v) conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company, in each case as determined in good faith by the Board of Directors of the Company.




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               (iii) INVOLUNTARILY TERMINATED.  "Involuntarily Terminated"
shall include any termination by the Company other than for Cause and Borrower's voluntary termination, upon 30 days prior written notice to the Company, following (i) any reduction of Borrower's base compensation (other than in connection with a general decrease in base salaries for most similarly situated employees of the successor corporation); or (ii) Borrower's refusal to relocate to a location more than 50 miles from the Company's current location.

     5. DEFAULT. Borrower shall be deemed to be in default of the Note and of this Agreement in the event payment of principal or interest on the Note shall be delinquent for a period of 10 days or more.

     6. REMEDIES IN THE EVENT OF DEFAULT. In the case of an event of default, as set forth above, the Company shall have the right to accelerate payment of the Note upon notice to Borrower, and shall thereafter be entitled to pursue any or all of its remedies under applicable law, including, without limitation, offsetting from Borrower's salary, bonuses, vacation pay or other amounts due to Borrower from the Company, any amount due and payable by Borrower under the Note.

     7. NO EMPLOYMENT RIGHTS. Nothing in this Agreement or the Note is intended or shall be construed to confer upon Borrower any right to employment or continued employment with the Company, or shall alter in any way the nature of Borrower's employment with the Company.

     8.   MISCELLANEOUS.

          (a) SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          (b) GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

          (c) NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS) or confirmed facsimile, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice.

          (d) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.




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In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          (e) ADVICE OF LEGAL COUNSEL. Each party acknowledges and represents that, in executing this Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel and that the person signing on its behalf has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting or preparation thereof.

                              [Signature Page Follows]




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     The parties hereto have executed this Loan Agreement as of the day and year first above written.

                                        BORROWER



                                        /s/ Steve Bacich
                                        ------------------------------------
                                        STEVE BACICH


                                        Address:  20 Fairway Place
                                                  Half Moon Bay, CA  94109


                                        CONCEPTUS, INC.


                                        By: /s/ Kathryn Tunstall

                                        Title: President and Chief Executive
                                               Officer